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                                                                Exhibit 10.10


                                 RIBOGENE, INC.
                           CHANGE OF CONTROL AGREEMENT


        This Change of Control Agreement (the "Agreement") is made and entered into effective as of July 20,1995, by and between Charles J. Casamento ("Employee") and Ribogene, Inc., a California corporation (the "Company").


                                       RECITALS

        A. It is expected that another company or other entity may from time to time consider the possibility of acquiring the Company or that a change in control may otherwise occur, with or without the approval of the Company's Board of Directors (the "Board"). The Board recognizes that such consideration can be a distraction to Employee and can cause Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its shareholders to assure that the Company will havethe continued dedication and objectivity of Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

        B . The Board believes that it is in the best interests of the Company and its shareholders to provide Employee with an incentive to continue his or her employment with the Company.

        C. The Board believes that it is imperative to provide Employee with certain benefits upon termination of Employees employment in connection with a Change of Control, which benefits are intended to provide Employee with financial security and provide sufficient income and encouragement to Employee to remain with the Company notwithstanding the possibility of a Change of Control.

        D. To accomplish the foregoing objectives, the Board of Directors has directed the Company, upon execution of this Agreement by Employee, to agree to the terms provided in this Agreement.

        E. Certain capitalized terms used in the Agreement are defined in
Section 4 below.

        In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

               1. At-Will Employment. The Company and Employee acknowledge that Employee's employment is and shall continue to be at-will, as defined under applicable law. If Employee's employment terminates for any reason, including (without limitation) any: termination prior to a Change of Control, Employee shall not be entitled to any payments, benefits, damages, awards or compensation under this Agreement. The terms of this Agreement shall terminate upon the earlier of (i) the date that all obligations of the parties hereunder have been satisfied, (ii) July 20,2000, or (iii) twelve (12) months after a Change of Control. A termination of the terms of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of the terms of this Agreement.

               2. Severance Benefits.


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               (a) Termination Following A Change of Control. Subject to Section
5 below, if Employee's employment with the Company is terminated at any time within 12 months after a Change of Control or if employment is terminated prior to, but in contemplation of a Change of Change, then Employee shall be entitled to receive severance benefits as follows:

                      (i) Voluntary Resignation. If the Employee voluntarily resigns from the Company (other than as an Involuntary Termination (as defined below) or if the Company terminates the Employee's employment for Cause (as defined below)), then the Employee shall not be entitled to receive severance payments under this Agreement. Employee's benefits will be terminated under the Company's then existing benefit plans and policies in effect on the date of termination or in accordance with Employee's employment agreement with the Company.

                      (ii) Involuntary Termination. If Employee's employment is terminated as a result of Involuntary Termination other than for Cause, Employee shall be entitled to receive a lump sum severance payment equal to twelve (12) months (the "Severance Period") of the salary which Employee was receiving immediately prior to the Change of Control or as determined by Employee's employment agreement with the Company.

                      (iii) Involuntary Termination for Cause. If Employee's employment is terminated for Cause, then Employee shall not be entitled to receive severance payments under this Agreement. Employee's benefits will be terminated under the terms of the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination.

                      (iv) Disability; Death. If the Company terminates Employee's employment as a result of Employee's Disability, or Employee's employment is terminated due to the death of Employee, then Employee shall not be entitled to receive benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such Disability or death or under the terms of Employee's employment agreement with the Company.


               (b) Termination apart from Change of Control. In the event Employee's employment terminates for any reason, either prior to the occurrence of a Change of Control or after the 12-month period following the effective date of a Change of Control, then Employee shall not be entitled to receive any severance payments under this Agreement. Employee's benefits will be terminated under the terms of the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination or in accordance with Employee's employment agreement with the Company.

               (c) Medical Benefits. In the event Employee is entitled to severance benefits pursuant to subsection 2(a)(ii), then in addition to such severance benefits, Employee shall receive 100% Company-paid health insurance coverage as provided to such Employee (and his or her dependents, if applicable) immediately prior to Employee's termination (the "Company-Paid Coverage"). Company-paid Coverage shall continue for twelve (12) months following termination or until Employee becomes covered under another employer's group health insurance plan, whichever occurs first. For purposes of the continuation health coverage required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, (COBRA), date of the "qualifying event" giving rise to Employee's COBRA election period (and that of his "qualifying beneficiaries")shall be the last date on which Employee receives Company-Paid Coverage under this Agreement.


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               (d) Stock Options and Restricted Stock. In the event Employee is entitled to severance benefits pursuant to subsection 2(a)(ii), each stock option exercisable for shares of the Company's Common Stock held by Employee shall become immediately vested on Employee's termination date and shall be exercisable in full in accordance with the provisions of the Plan and Option Agreement pursuant to which such option was granted. Employee shall have the right to request an extension of the exercise period of each such stock option for a period of one (1) year following the later of the end of the Severance Period or the expiration of a lock-up agreement imposed on the Company's optionees at the time of Employee's termination. In addition, each share of the Company's Common Stock held by Employee that is subject to a repurchase option held by the Company shall become immediately vested on such date.

               (e) Forgiveness of Loans. In the event Employee is entitled to severance benefits pursuant to subsection 2(a)(ii), any and all outstanding loans shall be forgiven in their entirety. Any and all security for such loans shall also be rendered free and clear on any claims, liens, or encumbrances. This provision shall apply to all loans with Employee in existence as of the effective date of this agreement and any future loans unless forgiveness of such future loans under the conditions contained herein are expressly prohibited by the terms and conditions of such future loans.

        3. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

               (a) Change, of Control. "Change of Control" shall mean the occurrence of any of the following events:

                      (i) Ownership. Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule l3d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities without the approval of the Board of Directors of the Company; or

                      (ii) Merger/Sale of Assets. A merger or consolidation of the Company whether or not approved by the Board of Directors of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                      (iii) Change in Board Composition. A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).


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               (b) Cause. "Cause" shall mean (i) material and willful breach of any material terms of this Agreement, (ii) a material and willful violation of any federal or state law, (iii) fraud, (iv) repeated unexplained or unjustified absence, (v) willful breach of fiduciary duty under applicable laws, this Agreement or Company policies first in effect prior to the occurrence of a Change in Control or (vi) gross negligence or willful misconduct where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries.

               (c) Involuntary Termination. "Involuntary Termination" will include Employee's voluntary termination, upon 30 days prior written notice to the Company, following (i) a material reduction in job responsibilities inconsistent with Employee's position with the Company and Employee's prior responsibilities, as determined by the Compensation Committee of the Company's Board of Directors, without Employee's express written consent; (ii) a reduction by the Company in the annual base compensation of Employee as in effect immediately prior to such reduction, without Employee's express written consent;
(iii) Employee's refusal to relocate to a facility or location more than 50 miles from the Company's current location; or (iv) any purported termination of Employee by the Company which is not effected for Disability or for cause, or for which the grounds relied upon are not valid.

               (d) Disability. "Disability" shall mean that Employee has been unable to perform his duties under this Agreement as the result of his or her incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurer and acceptable to Employee or Employee's legal representatives (such agreement as to acceptability not to be unreasonably withheld).

               4. Limitation on Payments. To the extent that any of the payments or benefits provided for in this Agreement or otherwise payable to Employee constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and, but for this Section 5, would be subject to the excise tax imposed by Section 4999 of the Code, the Company shall reduce the aggregate amount of such payments and benefits such that the present value thereof (as determined under the Code and the applicable regulations) is equal to 2.99 times Employee's "base amount" as defined in
Section 280G(b)(3) of the Code.

               5. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Employee's rights hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

               6. Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to Employee shall be addressed to Employee at the home address which Employee most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.


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               7. Miscellaneous Provisions.

               (a) No Duty to Mitigate. Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that Employee may receive from any other source.

               (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an authorized officer of the Company (other than Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

               (c) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

               (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without reference to conflict of laws provisions.

               (e) Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefor to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

               (f) Arbitration. Any dispute or controversy arising under or in connection with this Agreement may be settled at the option of either party by binding arbitration in the County of Contra Costa, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded.

               (g) Legal Fees and Expenses. The parties shall each bear their own expenses, legal fees and other fees incurred in connection with this Agreement.

               (h) No Assignment of Benefits. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in (h) shall be void.

               (i) "Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

               (j) Assignment by the Company. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement


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to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs Employee.

               (k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

               IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


RIBOGENE, INC.

By  [SIGNATURE]                               [SIGNATURE]
     -------------------------------          -------------------------------
                                              Charles J. Casamento

Title: VP Finance & Administration
     -------------------------------
       By Order of The Board of
       Directors



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